Pricing Supplement No. ETN-11/A2† To the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-202913 and 333-180300-03 May 4, 2015
10,000,000* Credit Suisse FI Enhanced Big Cap Growth Exchange Traded Notes (ETNs) due October 22, 2018** Linked to the Russell 1000® Growth Index Total Return

General

•	The ETNs are designed for investors who seek a leveraged return linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”), an index that seeks to track the performance of the large-cap growth segment of the U.S. equity market. The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the Investor Fee and the Exposure Fee, and any applicable Rebalance Fee, Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The effective leverage of the ETNs on the Inception Date was approximately 1.62 and will vary with changes in the Closing Indicative Value of the ETNs.
•	The ETNs do not guarantee any return of your initial investment. Investors should be willing to forgo interest payments and, if the Index declines, be willing to lose up to 100% of their investment. If the Closing Indicative Value is equal to or less than 60% of the then current Rebalanced Indicative Value, a deleveraging of the ETNs will occur and a Rebalance Fee will apply. In addition, the ETNs will be subject to automatic acceleration if the Intraday Indicative Value is equal to or less than 40% of the then current Rebalanced Indicative Value and an Acceleration Fee will apply. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing October 22, 2018, unless the maturity is extended at our option, as described below.**
•	An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index. The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure. Investors should consider the timing of their investment relative to the Inception Date and any Rebalance Date and their investment horizon as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The initial issue price and stated principal amount per ETN on the Inception Date was $40.78. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
•	The initial issuance of ETNs priced on October 17, 2013 (the “Inception Date”) and settled on October 22, 2013 (the “Initial Settlement Date”).
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	We have listed the ETNs on NYSE Arca under the ticker symbol “FIBG”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-11/A dated October 21, 2013 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the stated principal amount of the ETNs offered hereby plus the stated principal amount of ETNs outstanding as of April 21, 2015. As of April 21, 2015, there was $22,477,965 in stated principal amount of ETNs (551,201 ETNs) outstanding. ETNs may be issued and sold from time to time through CSSU (as defined below) and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the Inception Date, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

** The scheduled Maturity Date is initially October 22, 2018, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.

The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the ETN Fees. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

May 4, 2015

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Inception Date:	October 17, 2013
Initial Settlement Date:	October 22, 2013
Valuation Date:	October 17, 2018, or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date and any Accelerated Valuation Date, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event or an extension of the maturity date as described herein.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled maturity date, as extended.
Maturity Date:	If not previously redeemed or accelerated, the ETNs will mature on October 22, 2018, subject to postponement if such date is not a Business Day or in the event of a Market Disruption Event or an extension of the maturity date as described herein.
Stated Principal Amount per ETN; Denomination:	$40.78
Index:	The Russell 1000® Growth Index Total Return. The return on the ETNs is linked to a leveraged participation in the performance of the Index. The Index seeks to track the large cap growth segment of the U.S. equity market and includes those Russell 1000® companies (each, an “Index Component”) that are determined to have higher price-to-book ratios and higher forecasted growth values relative to the equity universe. The intraday level and the official Closing Level of the Index are expected to be reported by Russell Investments (the “Index Sponsor”), a subsidiary of Russell Investment Group, on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day multiplied by (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. For more information on the Index and the Price Return Index, see “The Index” in this pricing supplement.
Price Return Index:	The Russell 1000® Growth Index, as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.
Initial Index Level:	726.5502, the Closing Level of the Index on the Inception Date.
Closing Level:	The Closing Level of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”
CUSIP | ISIN Number:	22539T563 | US22539T5636
Payment at Maturity:

If your ETNs have not previously been redeemed or accelerated, at maturity you will be entitled to receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

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Closing Indicative Value:

The Closing Indicative Value for the ETNs on the Inception Date was $40.78 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero.

The Closing Indicative Value for the ETNs on April 21, 2015 was $58.67 and the closing price on April 21, 2015 on the NYSE Arca (ticker symbol “FIBG”) was $58.57. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Rebalanced Indicative Value:	If no Rebalance Event has occurred, the Rebalanced Indicative Value will be the Initial Reference Value. Otherwise, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Initial Reference Value:

$25.00

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

Intraday Indicative Value:	The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.
Indicative Value:

The Closing Indicative Value and the Intraday Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FIBGIV” and the Yahoo! Finance symbol “^FIBG-IV”.

The “indicative value” for the ETNs is designed to reflect the economic value of the ETNs at a given time. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The indicative value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

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Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the indicative value at any time could lead to the loss of any premium in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option). It is also possible that the ETNs will trade in the secondary market at a discount below the indicative value and that investors would receive less than the indicative value if they had to sell their ETNs in the market at such time.
Splits; Reverse Splits:	If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.
IV Calculation Agent:	We have appointed NYSE Arca to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
Calculation Agent:	Credit Suisse International (“CSi”). The Calculation Agent will perform certain calculations described in this pricing supplement, such as determining the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events and any successor index.
Index Amount:	The Index Amount for the ETNs on the Inception Date was 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.
Index Units:	On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to 0.090981. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including any Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
Leverage Factor:	2.0
Investor Fee:	On any ETN Business Day following the Inception Date, the Investor Fee will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.05% times (3) the Day Count Fraction.
Exposure Fee:

On any ETN Business Day following the Inception Date, the Exposure Fee will be equal to the product of (1) the Index Units as of the previous ETN Business Day times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

Financing Rate:

On any LIBOR Business Day, the Financing Rate will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.52% (52 basis points).

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Reference Rate:	3 month US dollar LIBOR, which is the London interbank offered rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
Day Count Fraction:	On any ETN Business Day, the Day Count Fraction will be equal to (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
Quarterly Reference Date:	The Quarterly Reference Date will be each quarterly date on the 17th of each third month, or if such date is not a LIBOR Business Day, the next successive LIBOR Business Day, commencing on and including the Inception Date.
Rebalance Event:

If the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each, a “Rebalance Event” and such day, a “Rebalance Trigger Date”), the following Trading Day will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs – Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date.

A Rebalance Event can occur on one or more occasions. Each Rebalance Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This also means that you may not recover your initial investment even if the Index level were to increase to the Initial Index Level (or to the level of the Index as of the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur the Rebalance Fee. This fee will reduce the value of your ETNs.

Rebalance Fee:	On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) 0.05% times (2) the Closing Level of the Index on such Rebalance Date times (3) the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.
Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until October 10, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

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Early Redemption Valuation Date:	You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.
Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.
Early Redemption Charge:	If you elect to have Credit Suisse redeem your ETNs, an Early Redemption Charge equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day will apply.
Acceleration at Our Option or Upon Acceleration Event:	We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).
Accelerated Redemption Amount:

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Accelerated Valuation Period; Accelerated Valuation Date:	In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.
Acceleration Date:

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”).  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

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Acceleration Event:	An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is less than or equal to 40% of the then current Rebalanced Indicative Value.
Acceleration Fee:	Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.
Secondary Market:	We have listed the ETNs on NYSE Arca under the ticker symbol “FIBG”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	Any day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
LIBOR Business Day:	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

You should read this pricing supplement together with the accompanying prospectus supplement dated May 4, 2015 and the prospectus dated May 4, 2015, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates and supersedes pricing supplement No. ETN-11/A dated October 21, 2013 (together with any previous supplements or amendments) in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-11/A2 and the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004333/a2224570z424b2.htm

Prospectus dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004331/a2224623z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement , “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated May 4, 2015, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated May 4, 2015.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs repurchased by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”) on a leveraged basis. The ETNs seek to approximate the return that might be available through a leveraged “long” investment strategy in the components of the Index. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged investment strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. The ETNS seek to replicate a leveraged “long” investment strategy on the Index with an effective start date of June 8, 2012 (the “Index Reference Date”) and an initial leveraged exposure based on a theoretical Initial Reference Value of $25 per ETN. In order to do so, the ETNs provide that each $25 theoretically invested on the Index Reference Date was theoretically leveraged through a notional loan of $25, which, together with the theoretical $25 invested, represents a notional investment of $50 in the Index on the Index Reference Date. The initial leveraged exposure of the ETNs is based on the Closing Level of the Index on the Index Reference Date, which was 549.5672. The effective leverage of the ETNs on the Inception Date was approximately 1.62, representing an approximate notional investment of $66.10 in the Index. The effective leverage and approximate notional investment will vary with changes in the Closing Indicative Value of the ETNs and the level of the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index and application of the ETN Fees.

The “Index Units” represent an investor’s exposure to movements in the Index. On the Inception Date, the “Index Units” were set equal to approximately 0.090981 (representing a $25 Initial Reference Value, leveraged by a factor of 2, divided by 549.5672, the level of the Index on the Index Reference Date). The Index Units will remain unchanged unless the Closing Indicative Value falls below $15 (60% of the Initial Reference Value). Each Day, the Index Units are multiplied by the change in the level of the Index to generate that day’s “Index Amount”. Fees are also assessed on the ETNs, and include the Exposure Fee, the Investor Fee, and a Rebalance Fee if there is a rebalancing of the Index Units. The previous day’s Closing Indicative Value, plus the Index Amount, less the ETN Fees, equals the current day’s indicative value.

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During the term of your ETNs, the formula that determines the amount payable on your ETNs will reduce the amount of your return (or increase your loss) on the payment at maturity, upon early redemption or acceleration through the application of the ETN Fees. The Exposure Fee is applied to the full leveraged exposure of the ETNs and represents, among other things, financing charges for the benefit of Credit Suisse. In order to mitigate the risk to Credit Suisse that the value of the ETNs is not sufficient to repay the principal and interest of the notional loan, an automatic early acceleration of the ETNs will occur if the Intraday Indicative Value is equal to or less than 40% of the then current Rebalanced Indicative Value and an Acceleration Fee will apply, as provided for under the “Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, upon early redemption or acceleration and are exposed to any decline in the Index on a leveraged basis.

For a description of how the payment at maturity, upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The initial issue price and stated principal amount of each ETN is $40.78. ETNs may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Rebalanced Indicative Value, the Intraday Indicative Value and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index. The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure. Investors should consider the timing of their investment relative to the Inception Date and any Rebalance Date and their investment horizon as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The Index provides a benchmark for investors seeking to track the performance of the large-capitalization growth segment of the U.S. equity market. The Index is a total return index. The intraday level and the official closing level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day multiplied by (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. The Price Return Index will be published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.

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How has the Index performed historically?

The following graph sets out the historical performance of the Index from October 15, 2003 to April 21, 2015. The Closing Level of the Index on April 21, 2015 was 932.9383. We obtained the closing levels below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

The graph below does not represent the actual return you should expect to receive on the ETNs. Historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The performance of the Index does not reflect any ETN Fees, which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse. The ETNs do not guarantee any return of, or on, your initial investment. Any payment you will be entitled to receive on the ETNs is subject to our ability to satisfy our obligations as they become due.

Historical Performance of the Index

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Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough to offset the effect of the ETN Fees, are willing to lose some or all of their initial investment.

How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on October 22, 2018 (the “Maturity Date”), subject to postponement in the event of a Market Disruption Event or an extension of the Maturity Date as described herein “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, at maturity you will be entitled to receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

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The “Closing Indicative Value” for the ETNs on the Inception Date was $40.78 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero. See “Description of the ETNs” in this pricing supplement.

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.

The “Index Amount” for the ETNs on the Inception Date was 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to 0.090981. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including any Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.05% times (3) the Day Count Fraction.

The “Exposure Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Index Units as of the previous ETN Business Day times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction. The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.52% (52 basis points). The “Day Count Fraction,” on any ETN Business Day, will be equal to (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360. The “Quarterly Reference Date” will be each quarterly date on the 17th of each third month, or if such date is not a LIBOR Business Day, the next successive LIBOR Business Day, commencing on and including the Inception Date. The “Reference Rate” is 3 month US dollar LIBOR is the London interbank offered rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered

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rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The ETNs do not guarantee any return of your initial investment. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees over the term of the ETNs, you will receive less than the amount of your initial investment at maturity, upon early redemption or acceleration of the ETNs.

See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Rebalance Event

If the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each, a “Rebalance Event” and such day, a “Rebalance Trigger Date”), the following Trading Day will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event, and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the Rebalance Date. The “Rebalance Fee,” on any ETN Business Day that is not a Rebalance Date, will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) 0.05% times (2) the Closing Level of the Index on such Rebalance Date times (3) the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.

A Rebalance Event can occur on one or more occasions. Each Rebalance Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This also means that you may not recover your initial investment even if the Index level were to increase to the Initial Index Level (or to the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur the Rebalance Fee. This fee will reduce the value of your ETNs.

If no Rebalance Event has occurred, the “Rebalanced Indicative Value” will be the “Initial Reference Value” of $25.00, which represents the initial theoretical leveraged investment in the Index. Otherwise, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until October 10, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early

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Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

The “Early Redemption Charge” will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). An Acceleration Event will occur if the Intraday Indicative Value of the Index on any Trading Day is less than or equal to 40% of the then current Rebalanced Indicative Value. Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated

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principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Any ETNs previously redeemed at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the IV Calculation Agent on each Trading Day under the Bloomberg ticker symbol “FIBGIV” and under the Yahoo! Finance ticker symbol “^FIBG-IV”. The Intraday Indicative Value will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “FIBGIV” and under the Yahoo! Finance ticker symbol “^FIBG-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The trading price of the ETNs in the secondary market is available under the ticker symbol “FIBG” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs. The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

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Intraday Indicative Value

The “indicative value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The IV Calculation Agent is responsible for computing and disseminating the Intraday Indicative Value.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the indicative value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their indicative value.

See “Risk Factors—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date. In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs. Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

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Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive for each $40.78 stated principal amount of your ETNs a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, subject to Market Disruption Events as described herein.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

We have listed the ETNs on NYSE Arca under the ticker symbol “FIBG”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the indicative values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs for redemption by Credit Suisse?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date,

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such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Potential negative effects of leverage and uncertain repayment of initial investment – The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the ETN Fees. The ETNs are subject to a leverage factor of 2; however, because the effective leverage on the Inception Date is based on the Initial Reference Value (rather than the Closing Level of the Index on the Inception Date), on the Inception Date the exposure to the Index is less than 2 times levered. The effective leverage of the ETNs will vary with changes in the Closing Indicative Value of the ETNs. Because your investment in the ETNs is leveraged, any decrease in the level of the Index will result in a significantly greater decrease in the repayment amount than an unleveraged investment and may result in a payment at maturity or upon early redemption or acceleration that is less than your original investment. Moreover, if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the ETN Fees, you may receive less than your original investment in the ETNs.
•	The ETN Fees will reduce the amount payable on the ETNs –The fees built into the ETNs will offset any positive performance (and magnify any negative performance) of the Index and reduce the amount payable at maturity, upon early redemption or acceleration. Therefore, if the Index performance is positive, but the increase in the level of the Index is insufficient to offset the applicable ETN Fees, you will have a loss on your investment in the ETNs.
•	Market risk – The return on the ETNs is linked to a leveraged participation in the performance of the Index, which is comprised of equity securities of US companies. Equity security prices may change unpredictably, affecting the level of the Index and, consequently, the value of your ETNs in unforeseeable ways. Because the ETNs provide leveraged exposure to the Index, changes in the level of the Index, including intraday changes, will have a greater impact on the value of the ETNs than a similar unleveraged investment.
•	Upon the occurrence of a Rebalance Event, the ETNs will be deleveraged and you may not recover your initial investment even if the level of the Index increases back to its level immediately preceding such Rebalance Event – A Rebalance Event, which may occur on one or more occasions, will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage factor to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This effect may be magnified if multiple Rebalance Events occur. This also means that you may not recover your initial investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the value of your ETNs.
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•	Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on intraday levels and the payment you will be entitled in such event to receive is subject to a fee — The Index level used to determine whether an Acceleration Event has occurred will be based on intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, reference to the intraday levels may adversely affect the value of the ETNs, and it is more likely that an Acceleration Event will occur than if such event were based solely on the Closing Level of the Index. Moreover, upon the occurrence of an Acceleration Event, the payment you would be entitled to receive will be subject to the Acceleration Fee.
•	Credit Risk of the Issuer — Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.
•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs – It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical level of the Index.
•	No interest payments – You will not receive any periodic interest payments on the ETNs.
•	A Trading Market for the ETNs May Not Continue Over the Term of the ETNs – We have listed the ETNs on NYSE Arca under the ticker symbol “FIBG”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
•	The Closing Indicative Value and the Intraday Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market – The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value reflects the value of the ETN at the end of the relevant trading day and reflects the cumulative performance of the Index. The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time.
•	Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) – Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option). We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of
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new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

•	Credit Suisse is subject to Swiss Regulation – As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.
•	Potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as an agent of the issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative. The Calculation Agent will also make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs and the replacement of the Index with a Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.
•	Many economic and market factors will affect the value of the ETNs – In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
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•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements upon early redemption – You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require Credit Suisse to redeem your ETNs you may incur an Early Redemption Charge which will reduce the Early Redemption Amount.
•	Your offer for redemption is irrevocable – You will not be able to rescind your offer for redemption after it is confirmed by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse confirms your offer.
•	The ETNs may be accelerated at our option, in whole or in part, at any time – Credit Suisse may accelerate your ETNs in whole or in part at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
•	The Maturity Date of the ETNs may be extended at our option – The scheduled Maturity Date is initially October 22, 2018. We may at our option extend the maturity of the ETNs for up to two additional five-year periods.
•	Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a leveraged return linked to the performance of the Index and understand the potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure.
•	You are willing to accept the risk of an investment that includes a rebalance feature such that, upon a Rebalance Event, you would not be able to recover your initial investment even if the level of the Index increases back to its level immediately preceding such Rebalance Event.
•	You are willing to accept the risk of an investment that features an automatic acceleration if the Intraday Indicative Value of the Index is less than or equal to 40% of the then current Rebalanced Indicative Value, which will likely result in a significant or complete loss of your investment.
•	You believe the level of the Index will increase by an amount sufficient to offset the ETN Fees, over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
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•	You are willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the full investment exposure based on 3 month US dollar LIBOR that resets quarterly.
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You do not seek current income from this investment.
•	You do not seek a guaranteed return of your initial investment and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the ETN Fees will reduce your return (or increase your loss) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure.
•	You are not willing to accept the risk of an investment that includes a rebalance feature such that, upon a Rebalance Event, you would not be able to recover your initial investment even if the level of the Index increases back to its level immediately preceding such Rebalance Event.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value is less than or equal to 40% of the then current Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees, over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the full investment exposure based on 3 month US dollar LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
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•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of your initial investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the underlying equity securities that comprise the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs.

CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the ETN Fees. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus.

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However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of equity securities included in the Index, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes issued by Credit Suisse, or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code (as defined below)) or (B) its acquisition and holding of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

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HYPOTHETICAL EXAMPLES

The table below depicts a hypothetical example of movements in the Closing Level of the Index and the effect on the ETN Closing Indicative Value on each day over the course of 5 ETN Business Days, assuming a 2-day weekend between ETN Business Day 2 and 3, for the purpose of illustrating the calculation of each of the individual column amounts. In the table below, we have assumed a Financing Rate equal to 1% (which assumes a LIBOR rate of 0.48% plus the spread of 0.52%), an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, and a Quarterly Reference Date on Day 1 below. The final row in the table below sets forth the amounts on a cumulative basis for the 5 ETN Business Day period. These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. The figures in these examples have been rounded for convenience.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

A	B	C	D	E	F	G	H	I
ETN Business Day	Closing Level	Index Units[1]	Index Amount ($)[2]	Exposure Fee ($)[3]	Investor Fee ($)[4]	Rebalance Fee ($)[5]	Closing Indicative Value ($)[6]	Redemption Amount ($)[7]
1	700.00	0.090981	-	-	-	-	40.00	39.97
2	770.00	0.090981	6.37	0.0018	0.0001	0.0000	46.37	46.33
[weekend]	-	-	-	-	-	-	-	-
3	420.00	0.090981	-31.84	0.0053	0.0002	0.0000	14.52	14.50
4	490.00	0.069143	6.37	0.0018	0.0001	0.0054	20.87	20.86
5	700.00	0.069143	14.52	0.0013	0.0001	0.0000	35.38	35.36
cumulative			-4.59	0.0102	0.0005	0.0054

1.	The Index Units were set to 0.090981 on the Inception Date. The Index Units remain unchanged unless the Closing Indicative Value falls below $15 (60% of the Initial Reference Value). On Day 3 in the table above, the Closing Indicative Value fell below $15 and constituted a “Rebalance Trigger Date”. On ETN Business Day 4 (the “Rebalance Date”), the Index Units were reset to equal the Leverage Factor times the Closing Indicative Value on ETN Business Day 3 divided by the Closing Level of the Index on Day 3 calculated as 2 * 14.52/420 = 0.069143.
2.	The Index Amount for any day is calculated as the Index Units on the previous ETN Business Day multiplied by the difference between Closing Level of the Index on the current ETN Business Day and the Closing Level of the Index on the immediately preceding ETN Business Day. On ETN Business Day 2, the Index Amount was equal to 0.090981 * (770.00-700.00) =6.37.
3.	The Exposure Fee is calculated as the product of the Index Units as of the previous ETN Business Day, the Financing Rate (as of the most recent Quarterly Reference Date prior to the current ETN Business Day), the Closing Level of the Index (as of the most recent Quarterly Reference Date prior to the current ETN Business Day) times (4) the Day Count Fraction. On ETN Business Day 3, the Exposure Fee was equal to 0.090981 * 1% * 700 * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days)= 0.0053.
4.	The Investor Fee is equal to the product of the Closing Indicative Value as of the previous ETN Business Day times 0.05% times the Day Count Fraction. On ETN Business Day 3, the Investor Fee was equal to 46.37 * 0.05% * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0002.
5.	On any ETN Business Day that is a Rebalance Date, the Rebalance Fee is equal to 0.05% times the Closing Level of the Index on the Rebalance Date times the change in Index Units. The Rebalance Fee is equal to zero on any day that is not a Rebalance Date. On ETN Business Day 4, which was a Rebalance Date, the Rebalance Fee was equal to 0.05% *490 * (0.090981-0.069143) = 0.0054.
6.	The Closing Indicative Value on any ETN Business Day after the Inception Date is equal to the Closing Indicative Value on the immediately preceding ETN Business Day plus the Index Amount on the current ETN Business Day, less the Exposure Fee, the Investor Fee, and the Rebalance Fee on such ETN Business Day, if applicable. On ETN Business Day 5, the Closing Indicative Value was equal to 20.87 + 14.52 – 0.0067 – 0.0001 – 0.0000 = 35.38.
7.	The Early Redemption Amount that would apply in the case of a redemption at your option is equal to the Closing Indicative Value on the applicable Early Redemption Valuation Date, less the Early Redemption Charge, which is equal to the product of 0.05%, the Closing Level of the Index on the Early Redemption Valuation Date, and the Index Units as of the preceding Trading Day. For an Early Redemption Valuation Date of ETN Business Day 5, the Early Redemption Amount was equal to 35.38 – (0.05% * 700.00 * 0.069143) = 35.36.

PS-18

The following examples show how the ETNs would perform in hypothetical circumstances over a five year (20 quarter) period, with quarters divided according to calendar months, no weekends or holidays, a constant rate of return on the Index, a constant Exposure Fee over the term of the ETNs, a hypothetical Closing Indicative Value of $40 on the Inception Date, a hypothetical Initial Index Level of 700 and no extension of the Maturity Date. For purposes of the examples below, each year is assumed to have 365 or 366 days, as applicable, and 3 month USD LIBOR is assumed to be constant. The information in the examples reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and redeemed at the end of the relevant quarter. We have not considered repurchase of the ETNs at our option or any partial redemptions at your option for simplicity. The Redemption Amount is based on the Closing Indicative Value of the ETNs on the applicable valuation date, less the Early Redemption Charge. No Early Redemption Charge is applied on the Maturity Date. The examples below assume no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes.

These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. No single example can easily capture all the possible influences on the value of your ETNs. The figures in these examples have been rounded for convenience.

Two of the most important factors that will affect the value of your ETNs are the directional change in the in the level of the Index (either up or down) and the variable Financing Rate reflected in the Exposure Fee. We therefore provide examples below that reflect different scenarios related to these two factors. Many other factors may affect the value of your ETNs, and these examples are provided for purposes of illustration only.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

PS-19

Example 1. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.48% plus the spread of 0.52%) and the level of the Index has increased 5.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). In this scenario, the Index has increased by 27.65% over 20 quarters (five years). The return on the ETNs is equal to 34.63% over the same period, resulting in an annualized return on the ETNs of 6.13%. In this example, no Rebalance Event has occurred during the term of the ETNs.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	708.47	0.090981	0.77	0.1592	0.0050	0.0000	40.61	40.57
2	717.14	0.090981	1.56	0.3221	0.0102	0.0000	41.23	41.19
3	726.02	0.090981	2.37	0.4889	0.0155	0.0000	41.86	41.83
4	735.00	0.090981	3.18	0.6577	0.0209	0.0000	42.51	42.47
5	744.00	0.090981	4.00	0.8267	0.0263	0.0000	43.15	43.12
6	753.10	0.090981	4.83	0.9978	0.0318	0.0000	43.80	43.77
7	762.42	0.090981	5.68	1.1729	0.0375	0.0000	44.47	44.43
8	771.85	0.090981	6.54	1.3502	0.0432	0.0000	45.14	45.11
9	781.19	0.090981	7.39	1.5258	0.0489	0.0000	45.81	45.78
10	790.76	0.090981	8.26	1.7054	0.0547	0.0000	46.50	46.46
11	800.54	0.090981	9.15	1.8893	0.0607	0.0000	47.20	47.16
12	810.45	0.090981	10.05	2.0754	0.0668	0.0000	47.91	47.87
13	820.25	0.090981	10.94	2.2597	0.0728	0.0000	48.61	48.57
14	830.29	0.090981	11.85	2.4484	0.0790	0.0000	49.33	49.29
15	840.57	0.090981	12.79	2.6414	0.0853	0.0000	50.06	50.02
16	850.97	0.090981	13.74	2.8369	0.0918	0.0000	50.81	50.77
17	861.27	0.090981	14.67	3.0304	0.0982	0.0000	51.54	51.50
18	871.81	0.090981	15.63	3.2285	0.1047	0.0000	52.30	52.26
19	882.60	0.090981	16.61	3.4312	0.1115	0.0000	53.07	53.03
20	893.52	0.090981	17.61	3.6364	0.1183	0.0000	53.85	53.81
Annualized Index Return:				5.00%	Index Return:			27.65%
Annualized Return on the ETNs:				6.13%	Return on the ETNs:			34.63%

PS-20

Example 2. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 5.00% (which assumes a LIBOR rate of 4.48% plus the spread of 0.52%) and the level of the Index has increased 5.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). In this scenario, the Index has increased by 27.65% over 20 quarters (five years). The return on the ETNs is equal to -1.69% over the same period, resulting in an annualized return on the ETNs of -0.35%. In this example, no Rebalance Event has occurred during the term of the ETNs.

Example 2 shows the effect of a different Financing Rate on the same increase in the level of the Index, as compared to Example 1. This example highlights that the Exposure Fee, Investor Fee and Early Redemption Charge may result in a loss on the ETNs even if the Closing Level of the Index increases.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	708.47	0.090981	0.77	0.7961	0.0050	0.0000	39.97	39.94
2	717.14	0.090981	1.56	1.6107	0.0100	0.0000	39.94	39.91
3	726.02	0.090981	2.37	2.4445	0.0151	0.0000	39.91	39.87
4	735.00	0.090981	3.18	3.2885	0.0202	0.0000	39.88	39.84
5	744.00	0.090981	4.00	4.1336	0.0253	0.0000	39.84	39.81
6	753.10	0.090981	4.83	4.9892	0.0303	0.0000	39.81	39.78
7	762.42	0.090981	5.68	5.8647	0.0354	0.0000	39.78	39.74
8	771.85	0.090981	6.54	6.7510	0.0405	0.0000	39.75	39.71
9	781.19	0.090981	7.39	7.6288	0.0454	0.0000	39.71	39.68
10	790.76	0.090981	8.26	8.5271	0.0505	0.0000	39.68	39.64
11	800.54	0.090981	9.15	9.4464	0.0555	0.0000	39.65	39.61
12	810.45	0.090981	10.05	10.3770	0.0606	0.0000	39.61	39.57
13	820.25	0.090981	10.94	11.2987	0.0655	0.0000	39.58	39.54
14	830.29	0.090981	11.85	12.2419	0.0705	0.0000	39.54	39.50
15	840.57	0.090981	12.79	13.2071	0.0756	0.0000	39.51	39.47
16	850.97	0.090981	13.74	14.1843	0.0806	0.0000	39.47	39.43
17	861.27	0.090981	14.67	15.1521	0.0856	0.0000	39.43	39.40
18	871.81	0.090981	15.63	16.1425	0.0906	0.0000	39.40	39.36
19	882.60	0.090981	16.61	17.1560	0.0956	0.0000	39.36	39.32
20	893.52	0.090981	17.61	18.1820	0.1006	0.0000	39.32	39.28
Annualized Index Return:				5.00%	Index Return:			27.65%
Annualized Return on the ETNs:				-0.35%	Return on the ETNs:			-1.69%

PS-21

Example 3. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.48% plus the spread of 0.52%) and the level of the Index has decreased 3.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). In this scenario, the Index has decreased by -14.13% over 20 quarters (five years). The return on the ETNs is equal to -30.24% over the same period, resulting in an annualized return on the ETNs of -6.95%. In this example, no Rebalance Event has occurred during the term of the ETNs.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	694.76	0.090981	-0.48	0.1592	0.0050	0.0000	39.36	39.33
2	689.51	0.090981	-0.95	0.3190	0.0099	0.0000	38.72	38.69
3	684.23	0.090981	-1.43	0.4793	0.0148	0.0000	38.07	38.04
4	679.00	0.090981	-1.91	0.6384	0.0196	0.0000	37.43	37.40
5	673.86	0.090981	-2.38	0.7946	0.0243	0.0000	36.80	36.77
6	668.77	0.090981	-2.84	0.9495	0.0289	0.0000	36.18	36.15
7	663.65	0.090981	-3.31	1.1050	0.0335	0.0000	35.55	35.52
8	658.58	0.090981	-3.77	1.2593	0.0380	0.0000	34.93	34.90
9	653.65	0.090981	-4.22	1.4091	0.0423	0.0000	34.33	34.30
10	648.70	0.090981	-4.67	1.5594	0.0466	0.0000	33.73	33.70
11	643.74	0.090981	-5.12	1.7103	0.0509	0.0000	33.12	33.09
12	638.82	0.090981	-5.57	1.8599	0.0551	0.0000	32.52	32.49
13	634.04	0.090981	-6.00	2.0052	0.0591	0.0000	31.93	31.91
14	629.24	0.090981	-6.44	2.1511	0.0631	0.0000	31.35	31.32
15	624.43	0.090981	-6.88	2.2974	0.0671	0.0000	30.76	30.73
16	619.65	0.090981	-7.31	2.4425	0.0710	0.0000	30.18	30.15
17	615.02	0.090981	-7.73	2.5835	0.0747	0.0000	29.61	29.58
18	610.36	0.090981	-8.16	2.7249	0.0784	0.0000	29.04	29.01
19	605.70	0.090981	-8.58	2.8668	0.0821	0.0000	28.47	28.44
20	601.06	0.090981	-9.00	3.0077	0.0857	0.0000	27.91	27.88
Annualized Index Return:				-3.00%	Index Return:			-14.13%
Annualized Return on the ETNs:				-6.95%	Return on the ETNs:			-30.24%

PS-22

Example 4. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 5.00% (which assumes a LIBOR rate of 4.48% plus the spread of 0.52%) and the level of the Index has decreased 5.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). A Rebalance Event occurred in the middle of quarter 18. In this scenario, the Index has decreased by -22.63% over 20 quarters (five years). The return on the ETNs is equal to -68.14% over the same period, resulting in an annualized return on the ETNs of -20.46%.

Example 4 shows the effect of a different Financing Rate and the effect of a Rebalance Event, as compared to Example 3. The effects of the Rebalance Event, reflected by an adjustment to the Index Units and deduction of the Rebalance Fee, are shown as of the 18th quarter.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	691.20	0.090981	-0.80	0.7961	0.0049	0.0000	38.40	38.37
2	682.42	0.090981	-1.60	1.5909	0.0097	0.0000	36.80	36.77
3	673.65	0.090981	-2.40	2.3842	0.0143	0.0000	35.20	35.17
4	665.00	0.090981	-3.18	3.1674	0.0187	0.0000	33.63	33.60
5	656.55	0.090981	-3.95	3.9320	0.0228	0.0000	32.09	32.06
6	648.21	0.090981	-4.71	4.6870	0.0268	0.0000	30.57	30.54
7	639.88	0.090981	-5.47	5.4406	0.0306	0.0000	29.06	29.03
8	631.66	0.090981	-6.22	6.1845	0.0342	0.0000	27.56	27.54
9	623.72	0.090981	-6.94	6.9028	0.0376	0.0000	26.12	26.09
10	615.80	0.090981	-7.66	7.6200	0.0408	0.0000	24.68	24.65
11	607.89	0.090981	-8.38	8.3359	0.0438	0.0000	23.24	23.21
12	600.08	0.090981	-9.09	9.0426	0.0467	0.0000	21.82	21.79
13	592.54	0.090981	-9.78	9.7250	0.0494	0.0000	20.45	20.42
14	585.01	0.090981	-10.46	10.4064	0.0518	0.0000	19.08	19.05
15	577.49	0.090981	-11.15	11.0865	0.0542	0.0000	17.71	17.69
16	570.07	0.090981	-11.82	11.7578	0.0564	0.0000	16.37	16.34
17	562.91	0.090981	-12.47	12.4062	0.0583	0.0000	15.06	15.04
18	555.76	0.053301	-12.87	12.8031	0.0602	0.0106	14.25	14.24
19	548.62	0.053301	-13.25	13.1816	0.0620	0.0106	13.49	13.48
20	541.57	0.053301	-13.63	13.5552	0.0636	0.0106	12.74	12.73
Annualized Index Return:				-5.00%	Index Return:			-22.63%
Annualized Return on the ETNs:				-20.46%	Return on the ETNs:			-68.14%

PS-23

Example 5. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.48% plus the spread of 0.52%) and the level of the Index has decreased 14.01% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). A Rebalance Event has occurred in the middle of quarters 13 and 18. In this scenario, the Index has decreased by -52.98% over 20 quarters (five years). The return on the ETNs is equal to -81.71% over the same period, resulting in an annualized return on the ETNs of -28.81%.

Example 5 shows the effect of a greater decrease in the level of the Index on a per annum basis and the effect of multiple Rebalance Events, as compared to Example 3. The effects of the Rebalance Event, reflected by an adjustment to the Index Units and deduction of the Rebalance Fee, are shown as of the 13th and 18th quarters.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	674.45	0.090981	-2.32	0.1592	0.0048	0.0000	37.51	37.48
2	649.56	0.090981	-4.59	0.3143	0.0094	0.0000	35.09	35.06
3	625.33	0.090981	-6.79	0.4654	0.0138	0.0000	32.73	32.70
4	602.00	0.090981	-8.92	0.6107	0.0178	0.0000	30.46	30.43
5	579.78	0.090981	-10.94	0.7492	0.0215	0.0000	28.29	28.27
6	558.39	0.090981	-12.88	0.8825	0.0250	0.0000	26.21	26.18
7	537.56	0.090981	-14.78	1.0124	0.0282	0.0000	24.18	24.16
8	517.51	0.090981	-16.60	1.1373	0.0311	0.0000	22.23	22.20
9	498.61	0.090981	-18.32	1.2550	0.0338	0.0000	20.39	20.37
10	480.21	0.090981	-20.00	1.3697	0.0363	0.0000	18.60	18.58
11	462.30	0.090981	-21.63	1.4814	0.0385	0.0000	16.85	16.83
12	445.06	0.090981	-23.20	1.5889	0.0406	0.0000	15.18	15.16
13	428.81	0.067673	-24.34	1.6673	0.0424	0.0052	13.94	13.93
14	412.98	0.067673	-25.41	1.7407	0.0441	0.0052	12.80	12.78
15	397.58	0.067673	-26.46	1.8121	0.0457	0.0052	11.68	11.67
16	382.75	0.067673	-27.46	1.8809	0.0471	0.0052	10.61	10.60
17	368.77	0.067673	-28.40	1.9456	0.0483	0.0052	9.60	9.58
18	355.17	0.049916	-29.23	2.0023	0.0495	0.0084	8.71	8.70
19	341.92	0.049916	-29.89	2.0476	0.0506	0.0084	8.00	7.99
20	329.16	0.049916	-30.53	2.0913	0.0515	0.0084	7.32	7.31
Annualized Index Return:				-14.01%	Index Return:			-52.98%
Annualized Return on the ETNs:				-28.81%	Return on the ETNs:			-81.71%

PS-24

Example 6. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.48% plus the spread of 0.52%) and the level of the Index has decreased 17.00% per annum from the Inception Date of the ETNs to the end of quarter 10 (two and a half years), followed by an increase of 21.00% per annum from the beginning of quarter 11 to the end of quarter 20 (two and a half years). A Rebalance Event has occurred in the middle of quarter 10. In this scenario, the Index has increased by 1.18% over 20 quarters (five years). The return on the ETNs is equal to –19.31% over the same period, resulting in an annualized return on the ETNs of –4.20%.

Example 6 shows that, as a result of a Rebalance Event, increases in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. As a result, you may not recover your investment even if the level of the Index were to increase back to or exceed the Initial Index Level.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	668.57	0.090981	-2.86	0.1592	0.0048	0.0000	36.98	36.95
2	638.22	0.090981	-5.62	0.3130	0.0093	0.0000	34.06	34.03
3	608.94	0.090981	-8.28	0.4614	0.0135	0.0000	31.24	31.21
4	581.00	0.090981	-10.83	0.6029	0.0173	0.0000	28.55	28.53
5	554.63	0.090981	-13.23	0.7366	0.0207	0.0000	26.02	25.99
6	529.45	0.090981	-15.52	0.8641	0.0239	0.0000	23.60	23.57
7	505.16	0.090981	-17.73	0.9872	0.0267	0.0000	21.26	21.24
8	481.98	0.090981	-19.84	1.1047	0.0293	0.0000	19.03	19.01
9	460.34	0.090981	-21.80	1.2143	0.0316	0.0000	16.95	16.93
10	439.44	0.068125	-23.70	1.3199	0.0336	0.0050	14.94	14.93
11	461.07	0.068125	-22.23	1.3964	0.0356	0.0050	16.34	16.32
12	483.77	0.068125	-20.68	1.4767	0.0378	0.0050	17.80	17.78
13	507.05	0.068125	-19.09	1.5590	0.0401	0.0050	19.30	19.28
14	531.73	0.068125	-17.41	1.6464	0.0426	0.0050	20.89	20.87
15	557.90	0.068125	-15.63	1.7389	0.0454	0.0050	22.58	22.56
16	585.36	0.068125	-13.76	1.8361	0.0484	0.0050	24.35	24.33
17	613.53	0.068125	-11.84	1.9358	0.0515	0.0050	26.17	26.15
18	643.39	0.068125	-9.81	2.0414	0.0550	0.0050	28.09	28.07
19	675.06	0.068125	-7.65	2.1534	0.0587	0.0050	30.13	30.11
20	708.28	0.068125	-5.39	2.2709	0.0627	0.0050	32.28	32.25
Annualized Index Return:				0.24%	Index Return:			1.18%
Annualized Return on the ETNs:				-4.20%	Return on the ETNs:			-19.31%

PS-25

Example 7. Assumptions: This example assumes an Initial Index Level of 700, an initial Closing Indicative Value of $40, no prior rebalance, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.48% plus the spread of 0.52%) and the level of the Index has decreased 17.00% per annum each year from the Inception Date. In this example, no Rebalance Event has occurred during the term of the ETNs but an Acceleration Event occurs on the first day of the 10th quarter based on the Intraday Indicative Value of the ETN. From the Inception Date to but excluding the date of the first Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is less than or equal to $10.00. In this scenario, the Intraday Indicative Value is $6.91 on the first day of the 10th quarter as a result of intraday price movements. An Acceleration Event has occurred and the ETNs are subject to Automatic Acceleration and an Acceleration Fee. All of the outstanding ETNs will be accelerated pursuant to an Automatic Acceleration and the Accelerated Redemption Amount will be calculated by the Calculation Agent based on its estimate of the indicative value of the ETNs. In this example, the hypothetical Accelerated Redemption Amount would be approximately $6.89 based on the Intraday Indicative Value of $6.91, minus the Acceleration Fee of $0.016.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	700.00	0.090981					40.00	39.97
1	668.57	0.090981	-2.86	0.1592	0.0048	-	36.98	36.95
2	638.22	0.090981	-5.62	0.3130	0.0093	-	34.06	34.03
3	608.94	0.090981	-8.28	0.4614	0.0135	-	31.24	31.21
4	581.00	0.090981	-10.83	0.6029	0.0173	-	28.55	28.53
5	554.63	0.090981	-13.23	0.7366	0.0207	-	26.02	25.99
6	529.45	0.090981	-15.52	0.8641	0.0239	-	23.60	23.57
7	505.16	0.090981	-17.73	0.9872	0.0267	-	21.26	21.24
8	481.98	0.090981	-19.84	1.1047	0.0293	-	19.03	19.01
9	460.34	0.090981	-21.80	1.2143	0.0316	-	16.95	16.93

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RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the leveraged performance of the Index. Investing in the ETNs is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

The ETNs do not have a minimum redemption or repurchase amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum payment at maturity, minimum payment upon early redemption or acceleration and are fully exposed to any decline in the Index. You may receive less, and possibly significantly less, at maturity or upon repurchase than the amount you originally invested. Our cash payment on your ETNs at maturity or upon repurchase or acceleration of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the ETN Fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase by an amount sufficient to offset the ETN Fees. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each ETN Business Day during normal trading hours. The trading price of the ETNs in the secondary market at any time may vary significantly from their Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is calculated, maintained and published by Russell Investments (the “Index Sponsor”), a subsidiary of Russell Investment Group. As of the date of this pricing supplement, the Index is reported on Bloomberg under the ticker symbol “RU10GRTR <Index>”. For further information on the Index, see “The Index” in this pricing supplement.

The ETNs do not pay interest nor guarantee any return of your initial investment

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or acceleration, and you may incur a loss of your initial investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index on a leveraged basis, subject to applicable fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment you will be entitled to receive on the ETNs will be reduced if the level of the Index decreases or does not increase sufficiently to offset the ETN Fees,

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over the term of the ETNs. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index

Because your exposure to the Index is leveraged, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity or upon redemption or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if the ETNs did not contain a leverage factor.

The ETNs do not seek to provide investors a return based on a fixed multiple of the daily performance of the Index. Instead, the ETNs are designed to provide a leveraged exposure to the Index. The effective leverage of the ETNs on the Inception Date was approximately 1.62, representing an approximate notional investment of $66.10 in the Index. The effective leverage and approximate notional investment will vary with changes in the Closing Indicative Value of the ETNs and the level of the Index. However, the ETNs include a rebalancing feature that will have the effect of deleveraging the exposure of the ETNs to the Index if a Rebalance Event occurs. This rebalancing feature seeks to reset the leveraged exposure to the Index to approximately 2.0 on the relevant Rebalance Date (without accounting for changes in the Index level on the Rebalance Date). It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time.

Exposure to the Index will fluctuate during the term of your ETNs

The ETNs do not seek to keep a constant ratio between the value of each ETN and the exposure to the Index. Since the ETNs do not reset or rebalance except upon the occurrence of a Rebalance Event, the extent to which your ETNs participate in the performance of the Index, as measured by multiples of daily percentage returns or, equivalently, as measured by the ratio between the notional exposure to the performance of the Index and the value of each ETN, is likely to vary. Consequently, both on any given day and over longer periods, your investment in the ETNs may underperform compared to a comparable investment where the daily return tracks a fixed multiple of the daily performance of the underlying reference asset.

The ETNs are not suitable for all investors. The ETNs should be purchased only by investors who intend to actively monitor and manage their investments and who understand the effect of seeking leveraged investment results

The ETNs are intended for sophisticated investors. Because your investment in the ETNs is leveraged, changes in the Closing Level of the Index will have a greater impact on the amount payable on your ETNs than if the exposure to the Index were not leveraged. Since this leverage increases the exposure to increases and decreases in the level of the Index, any changes in the Closing Level of the Index will result in a larger change in the amount you will be entitled to receive in respect of the ETNs. In addition, the ETN Fees will reduce the payment due on the ETNs. If the Index performance is negative, you will suffer a loss on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure. Investors should consider the timing of their investment relative to the Inception Date and any Rebalance Date and their investment horizon as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies. Investing in the ETNs is not equivalent to a direct investment in the Index. The amount you receive at maturity, upon early redemption or

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acceleration will be contingent upon the leveraged performance of the Index during the term of the ETNs. The impact of any significant adverse performances of the Index on your ETNs may not be offset by any subsequent beneficial performances of the Index.

The Financing Rate component of the Exposure Fee is applied to the full leveraged exposure to the Index and is based upon a floating rate that may increase significantly during the term of the ETNs

The Financing Rate component of the Exposure Fee is calculated based upon the Reference Rate of 3-month USD LIBOR. Because 3-month USD LIBOR is a floating rate, the Reference Rate will fluctuate. The Financing Rate will accrue on the full exposure to the Index (not just the leverage amount) on each calendar day at a per annum rate equal to 3-month USD LIBOR set quarterly and will be calculated based upon quarterly compounding. Therefore, an increase in the 3-month USD LIBOR in respect of any Quarterly Reference Date will cause the Financing Rate to accrue at a higher rate resulting in a greater deduction from the Index Amount and a reduction in the amount payable on the ETNs.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity, upon early redemption or acceleration, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your payment at maturity, upon early redemption or acceleration will be reduced by the ETN fees

The value of the Index used to calculate the payment at maturity, upon early redemption or acceleration will be reduced by the Exposure Fee and Investor Fee as well as any Rebalance Fee, Early Redemption Fee and Acceleration Fee, if applicable. These costs are built into the calculation of the indicative value, Early Redemption Amount and Accelerated Redemption Amount of the ETNs.

Application of the ETN Fees will reduce the amount of your payment at maturity, upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset these fees in order for you to receive at least your initial investment in the ETNs at maturity, upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the fees, you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

Changes in the method pursuant to which LIBOR is determined may adversely affect the value of your ETNs

Beginning in 2008, concerns were raised that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions. If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest

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policy and appropriate systems and controls. ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of your ETNs is affected by reported LIBOR rates in determining the Financing Rate, the value of the ETNs may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of your ETNs.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

Upon the occurrence of a Rebalance Event, the ETNs will be deleveraged and you may not recover your initial investment even if the level of the Index increases back to its level immediately preceding such Rebalance Event

A Rebalance Event, which may occur on one or more occasions, will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage factor to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This effect may be magnified if multiple Rebalance Events occur. This also means that you may not recover your initial investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the amount of (potentially increasing your loss on) your payment at maturity, upon early redemption or acceleration.

The ETNs are subject to an acceleration upon an Acceleration Event that does not allow for participation in any future performance of the Index

If, on any Trading Day prior to or on the Final Valuation Date, the Intraday Indicative Value is less than or equal to 40% of the then current Rebalanced Indicative Value, an Acceleration Event will be deemed to have occurred and the ETNs will be automatically accelerated. Following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the redemption date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount applicable to an Automatic Acceleration as determined by the Calculation Agent.

In that case, you will receive an Accelerated Redemption Amount that will likely be significantly less than the initial investment amount of your ETNs and could be zero if the Closing Level of the Index declines precipitously as of the applicable Accelerated Valuation Date. You will not be entitled to any further payments after the Acceleration Date, including any payment at maturity, even if the Index level increases substantially subsequent to the Accelerated Valuation Date.

In addition, if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

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Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on the Intraday Indicative Value of the ETNs

Whether an Acceleration Event has occurred will be based on the Intraday Indicative Value of the ETNs and, accordingly, intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, reference to the intraday levels may adversely affect the value of the ETNs, and it is more likely that an Acceleration Event will occur than if the Acceleration Event were based solely on the Closing Indicative Value. Additionally, if the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day multiplied by (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. This determination of the intraday level of the Index may result in a lower Intraday Indicative Value, which may increase the likelihood that an Acceleration Event will occur.

In addition, the Accelerated Redemption Amount will be not be based on the Closing Indicative Value but rather will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event and will include a deduction of the Acceleration Fee.

Automatic Acceleration may adversely affect the value of, and the ability to sell or redeem, your ETNs

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) upon the occurrence of an Acceleration Event. The payment you will be entitled to receive following the acceleration of your ETNs upon an Acceleration Event will be significantly less than the stated principal amount of your ETNs and, if the level of the Index decreases from the occurrence of the Acceleration Event to the time at which the calculation agent determines the Accelerated Redemption Amount, may equal $0. The Automatic Acceleration of the ETNs upon the occurrence of an Acceleration Event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs. Additionally, if you elect to have your ETNs redeemed by Credit Suisse and an Acceleration Event occurs after your election but prior to the close of business on the applicable Valuation Date, your election to redeem will be deemed ineffective, and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the Accelerated Redemption Amount.

If an Acceleration Event occurs, your payment on the Acceleration Date may be less than the Intraday Indicative Value at the time of the Acceleration Event

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) if the Intraday Indicative Value is less than or equal to the applicable Automatic Acceleration trigger. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). After the occurrence of an Acceleration Event, the calculation agent will determine the Accelerated Redemption Amount payable in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. At the time when an Acceleration Event occurs, certain equity markets on which the Index Components are traded may be closed, in which case intraday prices of certain Index Components may not be available. In such case, the Calculation Agent, in its sole discretion, may not be able to determine the Accelerated Redemption Amount until such time as all the exchanges on which such Index Components are traded have opened for trading. As a result, there may be a delay, perhaps a significant one, between the time at which an Acceleration Event occurs and the determination of the Accelerated Redemption Amount. It is possible that the market prices of the relevant Index Components may vary significantly between when the Acceleration Event occurs and the time at which the Calculation Agent determines the Accelerated Redemption Amount, including potentially as a result of our trading activities during this period, as described further under “Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs”. As a result, you may receive a payment following an Acceleration Event that is

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significantly less than the Intraday Indicative Value at the time of the Acceleration Event. You could lose your entire investment following the occurrence of an Acceleration Event.

If the ETNs are automatically accelerated following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index

If an Acceleration Event occurs, the ETNs will be automatically accelerated and the Accelerated Redemption Event will be determined in the sole discretion of the Calculation Agent as described above. You will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount.

As such, the level of the Index must increase significantly in order to offset the effect of the Exposure Fee, Investor Fee, any Rebalance Fee, Acceleration Fee and the Early Redemption Charge, if applicable. If the level of the Index does not increase sufficiently, your return at maturity or upon redemption or acceleration may be less than that of a comparable investment in securities with lower fees and costs and may also be less than the stated principal amount of your investment in the ETNs. This will be true even if the level of the Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high to provide the ETNs with a value equal to or greater than the stated principal amount of the ETNs.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure.
•	You are not willing to accept the risk of an investment that includes a rebalance feature such that, upon a Rebalance Event, you would not be able to recover your initial investment even if the level of the Index increases back to its level immediately preceding such Rebalance Event.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value is less than or equal to 40% of the then current Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees, over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the full investment exposure based on 3 month US dollar LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
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•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of your initial investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Credit Suisse may accelerate the ETNs, in whole or in part, at any time

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date. In addition, if on any Trading Day prior to or on the Final Valuation Date, the Intraday Indicative Value is less than or equal to 40% of the then current Rebalanced Indicative Value, an Acceleration Event will be deemed to have occurred and the ETNs will be automatically accelerated. Following the occurrence of an acceleration of the ETNs, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount you will be entitled to receive will be a payment equal to the Accelerated Redemption Amount determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially October 22, 2018. We may at our option extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the fees applicable to the ETNs reduce the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the ETN Fees, you will receive less than the amount

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of your initial investment upon early redemption, acceleration or maturity of your ETNs. For more information on how the fees affect the value of the ETNs, see “Hypothetical Examples.”

The Exposure Fee may be greater than financing costs that you would incur if you borrowed funds from a third party

The Exposure Fee includes a variable component that seeks to compensate us for, among other things, providing investors with the potential to receive a leveraged participation in movements in the level of the Index and is intended to include an approximation of the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. However, there is no guarantee that the Exposure Fee reflects the lowest level of financing costs that may be available to you. If the cumulative effect of the Exposure Fee exceeds the financing costs and any associated fees you would otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

The cumulative effect of the ETN Fees may be greater than the charges and fees you would incur in connection with an alternative investment

The Closing Indicative Value of the ETNs is reduced by the cumulative effect of the ETN Fees, including the Exposure Fee and Investor Fee as well as any Rebalance Fee and Early Redemption Charge and Acceleration Fee, if applicable. See “Your payment at maturity, upon early redemption or acceleration will be reduced by the ETN fees” above. If the cumulative effect of the ETN fees is greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the Index or the Index Components over the same term, your return on the ETNs may be less than your return would have been on such alternative investment.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 10,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 10,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

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An Early Redemption Charge or Acceleration Fee will apply to any payment you will be entitled to receive on the ETNs prior to maturity as a result of your election to have Credit Suisse redeem the ETNs or the occurrence of an Acceleration Event, as the case may be

In connection with any offer by you of your ETNs for redemption or upon an Acceleration Event, a fee equal to the product of (i) 0.05% times (ii) the number of Index Units times (iii) the Closing Level of the Index on the Early Redemption Valuation Date (or the level of the Index on the Accelerated Valuation Date as determined by the Calculation Agent in the case of an Acceleration Event) will apply. The imposition of this fee will reduce the amount of the Closing Indicative Value upon an early redemption or Acceleration Event.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The occurrence of a Market Disruption Event will affect the calculation of the Index Amount, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Index Amount on such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date or the Valuation Date corresponding to an Early Redemption Date is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two additional five-year periods following the originally scheduled Maturity Date of October 22, 2018.

Risks Relating to the Index

You will not have any rights in any of the underlying equity securities that comprise the Index

An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

The return on your ETNs will not reflect the return you would realize if you actually invested in the Index Components included in the Index, or exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.

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Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to "stock market risk" meaning that equity prices in general may decline over short or extended periods of time.

Historical performance of the Index is not indicative of future performance of the Index.

The market prices of the Index Components will determine the levels of the Index. The historical performance of the Index should not be taken as an indication of the future performance of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall. Market prices of the Index Components will be influenced by complex and interrelated economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the ETN Fees between the relevant date of your initial investment and the applicable Valuation Date(s), we will pay you less than your initial investment amount of the ETNs. This will be true even if the level of the Index as of some date or dates prior to the relevant Valuation Date would have been sufficiently high to offset the effect of the such fees.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

Credit Suisse and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information, which may change over time

We and our affiliates are not affiliated with the Index Sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of the Index in its capacity as the Index Sponsor. The Index Sponsor is not under any obligation to continue to calculate the Index or required to calculate any successor index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the value of the ETNs or the amount payable at maturity or upon redemption. The Calculation Agent may designate a successor index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity or upon redemption of the ETNs will be determined by the Calculation Agent in its sole discretion. Substantially all disclosure in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor has no obligation to consider your interests as a holder of the ETNs.

The policies of the Index Sponsor and changes that affect the Index could affect the payment due on your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the equity securities included in the Index or options or equity securities relating to the

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Index or the equity securities included in the Index are reflected in the level of the Index could affect the payment due on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the equity securities composing the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. The changing of Index Components may affect the Index, as a newly added equity security may perform significantly better or worse than the Index Component it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of ETNs linked to the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, any Valuation Date in the Accelerated Valuation Period or Final Valuation Period or Early Redemption Valuation Date) or Rebalance Date, as the case may be.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FIBGIV”.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

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We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the Minimum Redemption Amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
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•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical performance of the options or equity securities relating to the Index or the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Inception Date and additional ETNs will be issued and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

There may not be an active trading market for your ETNs

We have listed the ETNs on NYSE Arca under the ticker symbol “FIBG”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on NYSE Arca or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Risks Relating to Conflicts of Interest and Hedging

There are potential conflicts of interest between you and the Calculation Agent

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index or to postpone the relevant valuation date or the maturity date. The Calculation Agent will exercise its judgment when performing its functions. Since determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such determination.

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, including any intraday level, and thus the payment due on the ETNs, using a

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computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Redemption Amount, the occurrence and effects of a Rebalance Event or an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the equity securities included in the Index, listed or over-the-counter options, equity securities, swaps, or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse, or the equity securities included in the Index, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in the equity securities included in the Index, or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index, or instruments whose returns are linked to the Index, certain exchange-traded notes issued by Credit Suisse or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

CSi, an affiliate of ours, will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make certain calculations and determinations that may impact the value of the ETNs. Among other things, the Calculation Agent calculate the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the

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case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events and any Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and Index Components or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse or the Index Components. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the Index Components and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Index Components, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time” above.

Risks Relating to Tax Treatment

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

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THE INDEX

All disclosures in this pricing supplement regarding the Index and the Price Return Index (each, a “Russell 1000 Growth Index”), including, without limitation, their make-up, method of calculation and changes in their components, have been derived from publicly available sources, which we have not independently verified. Additional information on the Russell 1000 Growth Indices is available at the following website: http://www.russell.com. Such information reflects the policies of, and is subject to change by Russell Investments (“Russell,” or the “Index Sponsor”), a subsidiary of Russell Investment Group. Information contained on the website is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

The Russell 1000 Growth Indices are style indices designed to track the performance of the growth companies included in the Russell 1000® Index.

The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1000 of the largest securities based on a combination of their market cap and current index membership. The Russell 1000® Index represents approximately 92% of the U.S. equity market.

Russell base indices, including the Russell 1000® Index, are broken out by market capitalization and style. The Russell 1000® Growth Index is a style index which measures the performance of the Russell 1000® Index’s growth segment, including companies with higher growth potential, companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000® value index seeks the performance of the Russell 1000® Index’s value segment and includes companies that are considered more value oriented relative to the overall market, companies with lower price-to-book ratios and lower expected growth values. Roughly 70% of the available market capitalization is classified as either growth or value style. The remaining 30% of stocks have some portion of their market value in either the value or the growth style, depending on their relative distance from the median value score.

Two versions of the Russell 1000® Growth Index are calculated: (a) the Russell 1000® Growth Index, a price return index (the “Price Return Index”) and (b) the Russell 1000® Growth Index Total Return, a total return index (the “Index”). The Price Return Index is ordinarily calculated without regard to cash dividends on Russell 1000® Growth Index securities. The Index reinvests cash dividends on the ex-date. Both the Index and the Price Return Index reinvest extraordinary cash distributions.

Methodology for the Russell U.S. Indices

Companies which Russell assigns to the U.S. equity market are included in the Russell U.S. indices. If a company incorporates, has a stated headquarters location, and also trades in the same country (ADR’s and ADS’s are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, Russell then defines three Home Country Indicators (“HCI”): country of Incorporation, country of Headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume (“ADDTV”) from all exchanges within a country. Using the HCIs, Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location. However, if there is not enough information to conclude a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to its home country in a similar fashion. If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country; in which case, the company will be assigned to the country of its most liquid stock exchange. Russell lists the following countries as BDIs: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and the U.S. Virgin Islands, a U.S. HCI is assigned.

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Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights and trust receipts are not eligible for inclusion in the Russell U.S. Indices. Royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies, limited partnerships and companies that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI from equity holders are also not eligible for inclusion in the Russell U.S. Indices. Over-the-counter, bulletin board and pink sheet securities that are traded on a major U.S. exchange are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a closing price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a closing price at or above $1.00 on another major U.S. exchange, that stock will be eligible for inclusion. Companies with a total market capitalization of less than $30 million are not eligible. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible.

The primary criterion used to determine the initial list of securities eligible for the Russell U.S. Indices is total market capitalization, which is determined by multiplying total outstanding shares by the market price as of the last trading day in May for those securities being considered at annual reconstitution.

Common stock, non-restricted exchangeable shares that may be exchanged at any time at the holder’s option on a one-for-one basis for common stock, and partnership units/membership interests (in certain cases, described below) are used to determine market capitalization for a company. Russell includes membership or partnership units/interests as part of total market capitalization when the company in question is merely a holding company of an underlying entity that issues membership or partnership units/interests and these units are the company’s sole assets. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other, each class is considered for inclusion separately. On the last trading day of May of each year, all eligible securities are ranked by their total market capitalization. Reconstitution occurs on the last Friday in June. However, at times this date precedes a long U.S. holiday weekend, when liquidity is low. In order to ensure proper liquidity in the markets, when the last Friday in June is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. In addition, Russell adds initial public offerings on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.

Once the market capitalization for each security is determined by use of total shares and price, each security is placed in the appropriate Russell market capitalization based index. The largest 4,000 securities become members of the Russell 3000E™ Index.

After the initial market capitalization breakpoints are determined by the ranges listed above, new members are assigned on the basis of the breakpoints and existing members are reviewed to determine if they fall within a cumulative 5% market capitalization range around these new market capitalization breakpoints. If an existing member’s market capitalization falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different market capitalization–based Russell index.

Selection of stocks underlying the Russell 1000 Growth Indices

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000® Index. The stocks in the Russell 1000® Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each

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stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000® Index.

The quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Indices, along with the Russell 1000® Index, are reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell 1000 Growth Indices by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution and for major corporate actions such as mergers.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;
•	Corporate cross-owned shares – shares held by another member of a Russell index (including Russell Global Indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;
•	Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;
•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;
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•	Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and
•	Government holdings:
o	Direct government holders – holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;
o	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and
o	Government pensions – holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Growth Indices

Depending upon the time an action is determined to be final, Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.” The following describes the treatment of the most common corporate actions within the Russell Indexes.

•	“No Replacement” Rule: Securities that leave a Russell U.S. Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. Index over the year will fluctuate according to corporate activity.
•	Mergers and Acquisitions: Mergers and Acquisitions (M&A) result in changes to the membership and to the weighting of members within a Russell U.S. Index. M&A activity is applied to a Russell U.S. Index after the action is determined to be final, providing appropriate notice. If both companies involved are included in the Russell 3000E™ Index or the Russell Global Index, the acquired company is deleted and its market capitalization is moved to the acquiring company’s stock, according to the M&A terms. If only one company is included in the Russell 3000E™ Index, there may be two forms of merger or acquisition: if the acquiring company is a member, the acquiring company’s shares will be adjusted at month end, and if the acquiring company is not a member, the acquired company will be deleted after the action is determined as final.
•	Cross-border M&A: In the event of a merger or acquisition in which the acquiring company and the acquired company are in different countries, Russell applies the action when the M&A is determined as final. The acquired company is deleted from its local country index and the company’s market capitalization moves to the acquiring stock according to the M&A terms.
•	Reverse Mergers: When a Russell 3000 Index member is acquired or merged with a private, non-publicly-traded company or OTC company, Russell will review the action to determine whether it is considered a reverse merger. If it is determined that the action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger and the acquired company will be simultaneously removed from the current index.
•	Reincorporations: Members of the U.S. Russell Indexes that are reincorporated in another country are reassigned to the corresponding Russell Global Indexes the following year during the reconstitution period as long as they continue to trade in the U.S. Conversely, companies that reincorporate and no longer trade in the U.S. are immediately deleted from the U.S. Russell Indexes and placed in the appropriate country within the Russell Global Index.
•	Reclassification: For members that have multiple classes of securities, the class of security included in the Russell 1000 Growth Indices will not be assessed or changed outside of a reconstitution period unless the currently included class ceases to exist.
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•	Rights offerings: Russell will not apply poison pill rights or entitlements that give shareholders the right to purchase ineligible securities such as convertible debt. Russell will only adjust the index to account for a right if the subscription price of the right is at a discount to the market price of the stock. Provided Russell is aware of the rights offer prior to the ex-date, a price adjustment will be applied before the open on the ex-date to account for the value of the rights, and shares will be increased according to the terms of the offering. If Russell is unable to provide prior notice, the price adjustment and share increase will be delayed until appropriate notice is given. In these circumstances the price of the stock involved is adjusted to delay the performance due to the rights issue.
•	Changes to shares outstanding: Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-index member and other potential changes are updated at the end of the month in which the change is reflected in vendor-supplied updates and are verified by Russell by use of an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%. These share changes are communicated three trading days prior to month-end and include shares provided by the vendor and verified by Russell four days prior to month-end. The float factor determined at reconstitution is applied to the new shares issued or bought back.
•	Spin-offs:
o	Domestic spin-offs: Spin-off companies are added to the Russell Indexes at the time they are spun-off from their parent company, subject to the following rules: (1) The spun-off company meets all index eligibility requirements and its market capitalization is larger than the market adjusted total market capitalization of the smallest company in the Russell 3000E at the latest reconstitution. (If the spun-off company is to become a member of the Global Indexes, the smallest stock in the Russell Global Indexes will be used as the basis of eligibility.); (2) The newly formed entity will be placed in the parent’s index on the completion date and d the spun-off company’s style index is determined by the style index membership of the parent entity. (3) The parent company’s market value will be reduced simultaneously on the Russell effective date.
o	Cross-border spin-offs: If the parent company spins off an entity that is incorporated in a different country, the spun-off company will be assigned to the new country according to the country-assignment rules and may become a member of the Russell Global Indexes. Otherwise, the same rules apply between domestic or cross-border spin-off additions.
•	Tender offers: In the case of a cash tender offer, the target company will be removed from the index when: the offer period completes (initial, extension or subsequent); shareholders have validly tendered, not withdrawn, and the shares have been accepted for payment; all regulatory requirements have been fulfilled; and the acquiring company is able to finalize the acquisition via short-form merger, top-up option or other compulsory mechanism. If the requirements have been fulfilled except where the acquirer is unable to finalize the acquisition through a compulsory mechanism, an adjustment will be applied the target company’s float-adjusted shares if they have decreased by 30% or more, and the tender offer has fully complete and closed. If the acquiring company is issuing stock as part of the tender offer, the float-adjusted shares of that company will be increased concurrently with the decrease in the target company’s float-adjusted shares. The adjustment will occur on a date pre-announced by Russell.
•	Delisting: Only companies listed on U.S. exchanges are included in the Russell U.S. Indices. Therefore, when a company is delisted from a U.S. exchange and moved to OTC, the company is removed from the Russell U.S. Index either at the close of the current day or the following day.
•	Bankruptcies and Voluntary Liquidations: Companies filing for Chapter 7 bankruptcy or that have filed a liquidation plan will be removed from the Russell U.S. Indices at the time of filing. Companies filing for Chapter 11 reorganization bankruptcy will remain members of the Russell
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U.S. Indices, unless the companies are delisted from the primary exchange and then normal delisting rules will apply.

•	Change of Company Structure: In the event a company changes its corporate designation from that of a Business Development Company, Russell will remove the member as ineligible for index inclusion and provide two-days’ notice of its removal.
•	Stock Distributions: Stock distributions can take two forms: (1) a stated amount of stock distributed on the ex-date, or (2) an undetermined amount of stock based on earnings and profits to be distributed at a future date. In both cases, a price adjustment is done on the ex-date of the distribution. Shares are increased on the ex-date for category (1) and on the pay-date for category (2).
•	Halted securities: When a stock’s trading has been halted, Russell holds the security at its most recent closing price until trading is resumed or is officially delisted.

In addition, Russell will review stocks in two categories for removal: (1) stocks halted due to financial difficulty/debt or cash flow issues for a period longer than 40 calendar days or (2) those stocks suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter. Determination for removal will be made on a case-by-case basis and based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. Should removal be deemed appropriate, announcement will be made with monthly share changes and removed on month-end at zero value (for system purposes the actual value used is .0001, in local currency).

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Historical Information

The following graphs set out the historical performance of the Index and the Price Return Index from October 15, 2003 to April 21, 2015. The Closing Level of the Index on April 21, 2015 was 932.9383. The Closing Level of the Price Return Index on April 21, 2015 was 1,009.813. We obtained the closing levels below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

The graphs below do not represent the actual return you should expect to receive on the ETNs. Historical performance of the Index and the Price Return Index are not indicative of future performance of the Index or the Price Return Index or your investment in the ETNs. The performance of the Index and the Price Return Index do not reflect any ETN Fees, which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse. The ETNs do not guarantee any return of, or on, your initial investment. Any payment you will be entitled to receive on the ETNs is subject to our ability to satisfy our obligations as they become due.

The Index

The Price Return Index

Historical Performance of the Price Return Index
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License Agreement

We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 1000® Growth Index in connection with the securities, including the ETNs. The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this pricing supplement. The Russell 1000® Growth Index is the intellectual property of Russell. Russell reserves all rights including copyright, to the Russell 1000® Growth Index.

The ETNs are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in ETNs generally or in these securities particularly or the ability of the Russell U.S. Indices to track general stock market performance or a segment of the same. Russell’s publication of the Russell U.S. Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the ETNs upon which the Russell U.S. Indices are based. Russell’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell U.S. Indices which are determined, composed and calculated by Russell without regard to Credit Suisse or the ETNs. Russell is not responsible for and has not reviewed the ETNs, nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. Indices. Russell has no obligation or liability in connection with the administration, marketing or trading of the ETNs.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter equity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value.

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Neither the Intraday Indicative Value or the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The IV Calculation Agent is responsible for computing and disseminating the ETN’s indicative values. Published levels of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time. The trading prices of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of and the Closing Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The closing price of the ETNs will be published on each Trading Day under the ticker symbol “FIBG”. Any premium may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

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The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on October 17, 2013 through October 10, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated October 11, 2018 Early Redemption Valuation Date and an anticipated Early Redemption Date of October 16, 2018 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

The last date on which Credit Suisse will redeem your ETNs at your option will be October 16, 2018 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than October 10, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or

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discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

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SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated May 4, 2015 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payments during the term of the ETNs.

Issue Price

We initially issued the ETNs in denominations of $40.78 stated principal amount. ETNs may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.

Payment at Maturity

If your ETNs have not previously been redeemed, called or accelerated, at maturity you will be entitled to receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

If not previously redeemed or accelerated, the ETNs will mature on October 22, 2018 subject to postponement in the event of a Market Disruption Event or an extension of the Maturity Date at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

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Maturity Date

If the maturity date stated on the cover of this pricing supplement is not a Business Day, the Maturity Date will be the next following business day. If the fifth Business Day before this day does not qualify as a valuation date (as described above), then the maturity date will be the third Business Day following the Final Valuation Date. The Calculation Agent may postpone the Final Valuation Date—and therefore the Maturity Date—if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Final Valuation Date.

In the event that payment at maturity is deferred beyond the stated Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.

If the Closing Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value for the ETNs on the Inception Date was $40.78 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs in the secondary market. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero. The IV Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “—Market Disruption Events.”

The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) the Index Units as of the previous ETN Business Day times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

The Exposure Fee is deemed to be zero on the Inception Date and any day that is not an ETN Business Day. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee (including the Financing Rate and the Investor Fee), any Rebalance Fee and the Early Redemption Charge, if applicable, over the term of the ETNs, you will receive less than the amount of your initial investment at maturity or upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Exposure Fee affects the overall value of the ETNs.

PS-54

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.05% times (3) the Day Count Fraction.

The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.52% (52 basis points).

The “Reference Rate” will be equal to the 3 month US dollar LIBOR, which is the London interbank offered rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The “Intraday Indicative Value” will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

The “Index” means the Russell 1000® Growth Index Total Return. The intraday level and the official Closing Level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day multiplied by (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day.

The “Price Return Index” means the Russell 1000® Growth Index as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.

The “Index Amount” on the Inception Date was 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to 0.090981. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including any Rebalance Date, the Index Units will be readjusted to equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Leverage Factor” is set to 2.0.

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The “Day Count Fraction,” on any ETN Business Day, will be equal to (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.

An “Index Business Day” is any day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.

A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The “Quarterly Reference Date” is each quarterly date on the 17th of each third month, or if such date is not a LIBOR Business Day, the next successive LIBOR Business Day, commencing on and including the Inception Date.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

The ETNs do not guarantee any return of your initial investment. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, you will receive less than your initial investment amount at maturity, upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the ETN Fees affects the overall value of the ETNs.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Determination of the 3-Month USD LIBOR

For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London interbank offered rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

If the 3-Month USD LIBOR cannot be determined as described above as of any date of determination, the 3-Month USD LIBOR for such date of determination will be determined on the basis of the rates at which three month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the 3-Month USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-Month USD LIBOR for such date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period commencing as such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the 3- Month USD LIBOR for that date of determination will be determined by the Calculation Agent.

PS-56

Rebalance Event

If the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each, a “Rebalance Event” and such day, a “Rebalance Trigger Date”), the following Trading Day will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs – Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the Rebalance Date. The “Rebalance Fee,” on any ETN Business Day that is not a Rebalance Date, will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) 0.05% times (2) the Closing Level of the Index on such Rebalance Date times (3) the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.

A Rebalance Event can occur on one or more occasions. Each Rebalance Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This also means that you may not recover your initial investment even if the Index level were to increase to the Initial Index Level (or to the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur the Rebalance Fee. This fee will reduce the value of your ETNs.

If no Rebalance Event has occurred, the “Rebalanced Indicative Value” will be the Initial Reference Value. Otherwise, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until October 10, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

PS-57

The “Early Redemption Charge” will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Any ETNs previously redeemed at your option will be cancelled on the Early Redemption Date. Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).

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Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Any ETNs previously redeemed at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” will occur if the Intraday Indicative Value on any Trading Day is less than or equal to 40% of the then current Rebalanced Indicative Value.

Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.

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Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of the Index, a “Market Disruption Event” is:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;
(b)	a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d)	a decision to permanently discontinue trading in those related equity securities.

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.

For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c)	a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
•	a price change exceeding limits set by such exchange or market;
•	an imbalance of orders relating to such contracts; or
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•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the closing level for the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.

If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.

If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSi, as the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

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Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement will be 10,000,000, less the amount of such ETNs outstanding at any time. However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding aggregate stated principal amount of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

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Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and/or determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “—Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the intraday level of the Index if not published by the Index Sponsor, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. The Calculation Agent will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, the occurrence of an Acceleration Event, calculation of default amounts, whether a Market Disruption Event has occurred, and make determinations regarding a Trading Day. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

Role of the IV Calculation Agent

We have initially appointed NYSE Arca as the IV Calculation Agent. The IV Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and Intraday Indicative Value of the ETNs. See “Description of the ETNs” for more information. We may appoint a different IV Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

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CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the equity securities included in the Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the equity securities included in the Index or other instruments linked to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the equity securities included in the Index. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,
•	a mutual fund,
•	a tax-exempt organization,
•	a grantor trust,
•	certain U.S. expatriates,
•	an insurance company,
•	a dealer or trader in securities or foreign currencies,
•	a person (including traders in securities) using a mark-to-market method of accounting,
•	a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or
•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. In the opinion of Milbank, Tweed, Hadley & McCloy LLP, acting as special tax counsel, for U.S. federal income tax purposes, the securities should be treated as a prepaid financial contract with respect to the applicable Index that is eligible for open transaction treatment. Thus, we intend to so treat the securities. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities. If the securities were to be treated as contingent payment debt instruments, you would be

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required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments.

It is also possible that the IRS would seek to characterize your securities as regulated futures contracts or options that may be subject to the provisions of Code section 1256. In such case, the securities would be marked to market at the end of each taxable year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

However, even if the agreed-upon tax characterization of the securities (as described above) were upheld, it is possible that the IRS could assert that each reconstitution or rebalancing (collectively, “Rebalancing”) of the applicable Index is considered a taxable event to you. If the IRS were to prevail in treating each Rebalancing of the applicable Index as a taxable event, you would recognize capital gain or, possibly, loss on the securities on the date of each Rebalancing to the extent of the difference between the fair market value of the securities and your adjusted basis in the securities at that time. Such gain or loss generally would be short-term capital gain or loss.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of

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an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under sections of the “Hiring Incentives to Restore Employment Act” (the “Act”) commonly referred to as “FATCA” and certain regulations issued pursuant to the Act, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We do not intend to treat payments on the securities as withholdable payments for these purposes. However, since we are a foreign financial institution under the relevant regulations, a portion of payments we make with respect to the securities may be treated as passthru payments.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, the tax withheld will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments, provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the regulations described above and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term ”foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments made after June 30, 2014, may be subject to 30% withholding.

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Non-U.S. Holders

In general

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a “Non-U.S. Holder”), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (i) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

Section 871(m) of the United States Internal Revenue Code, enacted under the Act, and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax. A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract; (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract; (c) the underlying security is not readily tradable on an established securities market; or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement.  The proposed regulations provide that, for payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition, which may include an acquisition after the original issuance of the security.  A comparable test would apply to a specified ELI that is issued after final regulations to this effect are promulgated. The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract. If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.

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The proposed regulations provide that a payment includes a dividend equivalent payment even if there is no explicit or implicit reference to a dividend with respect to the underlying.  Where the securities reference an interest in more than one underlying security, each underlying security is treated as an underlying security in a separate NPC (or ELI) for purposes of determining whether such NPC (or ELI) is a specified NPC (or specified ELI) or an amount received is a substantially similar payment.  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to securities that are linked to certain indices or baskets.

If the securities are treated as ELIs and are issued prior to 90 days after final regulations adopting the rules in the proposed regulations are published, the proposed regulations should not apply to a Non-U.S. Holder; however, these rules will apply if finalized without regard to the date of issuance if the securities are treated as NPCs.  It is possible that, if the securities are treated as NPCs, a withholding agent may withhold on payments made to Non-U.S. Holders that purchase the securities in this offering if the withholding agent cannot determine the date on which the Non-U.S. Holder acquired the securities.

We will treat any portion of a payment or deemed payment on the securities (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In 2008, the IRS and Treasury Department announced that they were considering whether holders of instruments such as the securities should be required to accrue income during the term of the securities, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the securities. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and recently finalized regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

The Act further requires that, to the extent provided in regulations, the filing requirements described shall above also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”). No final regulations have been issued defining “specified domestic entities” and an IRS Notice provided that reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which date will not be before January 1, 2013.

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Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder (or, following the finalization of applicable regulations, if you are a specified domestic entity). Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or, following finalization of regulations, a specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

PS-70

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the ETN Fees. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the ETN Fees paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any repurchases at the investor’s option. If you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date

PS-71

or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

PS-72

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and Credit Suisse International, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PS-73

LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent.  Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

PS-74

ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re: Credit Suisse FI Enhanced Big Cap Growth Exchange Traded Notes due October 22, 2018

Linked to the Russell 1000® Growth Index Total Return (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated May 4, 2015, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I

A-1

acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date.  I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 10:00 A.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

A-2

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re: Credit Suisse FI Enhanced Big Cap Growth Exchange Traded Notes due October 22, 2018

Linked to the Russell 1000® Growth Index Total Return (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due October 22, 2018 Linked to the Russell 1000® Growth Index Total Return, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539T563 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of                                     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated May 4, 2015 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

A-3

10,000,000

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse FI Enhanced Big Cap Growth Exchange Traded Notes

due October 22, 2018

Linked to the Russell 1000® Growth Index Total Return

May 4, 2015

Credit Suisse